Exhibit 10.15
Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), effective as of February 26, 2019 (the “Effective Date”), among Clearway Energy Operating LLC (formerly NRG Yield Operating LLC), a Delaware limited liability company (“Assignor”), and GIP III Zephyr Carlsbad Holdings, LLC, a Delaware limited liability company (“Assignee”).
RECITALS
A.    Assignor is party to that certain Purchase and Sale Agreement, dated as of February 6, 2018, by and between the Assignor and NRG Gas Development Company, LLC, a Delaware limited liability company (the “Purchase Agreement”), pursuant to which the Assignor agreed to purchase 100% of the membership interests of Carlsbad Energy Holdings LLC, a Delaware limited liability company (“Carlsbad Holdings”) and indirect owner of a 540 megawatt natural gas fired project in Carlsbad, California (the “Project”);
B.    In accordance with Section 13.10 of the Purchase Agreement, Assignor desires to transfer, assign, convey and deliver to Assignee, and Assignee desires to receive, acquire and accept from Assignor the Purchase Agreement such that the Assignee shall be the purchaser of Carlsbad Holdings and the Project; and
C.    To effect the transfer of the Purchase Agreement, Assignor and Assignee are executing and delivering this Assignment.
NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby act and agree as follows:
AGREEMENTS
1.Assignment of the Purchase Agreement. Assignor hereby transfers, assigns, conveys and delivers to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement, and Assignee hereby accepts such transfer, assignment and conveyance.
2.Assumption of Assignee. Assignee hereby agrees to assume the obligations of Assignor to satisfy, perform and discharge, as the same become due, all liabilities and obligations under the Purchase Agreement.
3.Counterparts. This Assignment may be executed in separate counterparts with separate signature pages, all of which when taken together shall constitute one instrument. Delivery by facsimile or other electronic transmission of an executed original or the retransmission of any executed facsimile or other electronic transmission shall be deemed to be the same as delivery of an executed original.
4.Further Assurances. The parties hereto agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Assignment. Without limiting the foregoing, (a) Assignor agrees to execute, acknowledge and deliver to Assignee all such other additional instruments, notices, and other documents and to do all such other and further acts and things as may be reasonably necessary to more fully and effectively sell, assign, transfer and deliver to Assignee the Purchase Agreement and (b) Assignee agrees to execute, acknowledge and deliver to Assignor all such other additional instruments, notices, and other documents and to do all such other and further acts and things as may be reasonably necessary to more fully and effectively accept and assume the Purchase Agreement.

5.Governing Law. This Assignment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any conflict or choice of law provision that would result in the application of another state’s law.
6.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

[signature page follows]

IN WITNESS WHEREOF, each party has caused this Assignment to be executed on its behalf by its duly authorized officer, as of the day and year first above written.

ASSIGNOR:
CLEARWAY ENERGY OPERATING LLC

By: /s/ Christopher Sotos____________________
Name: Christopher Sotos
Title: President
ASSIGNEE:
GIP III ZEPHYR CARLSBAD HOLDINGS, LLC
By: /s/ Jonathan Bram_______________________
Name: Jonathan Bram
Title: Manager

Signature Page for Carlsbad Purchase Agreement Assignment